Exhibit 10.41

FORM OF
JBG SMITH PROPERTIES

2017 OMNIBUS SHARE PLAN
RESTRICTED SHARE UNIT AGREEMENT

RESTRICTED SHARE UNIT AGREEMENT (the “Restricted Share Unit Agreement” or “Award Agreement”) made as of the Grant Date set forth on Schedule A hereto between JBG SMITH Properties, a Maryland real estate investment trust (the “Company”), and the advisor or consultant to the Company or one of its affiliates listed on Schedule A (the “Consultant”).

RECITALS

A.In accordance with the JBG SMITH Properties 2017 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with retaining the services of the Consultant, to provide the Consultant with the right to acquire common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”) having the terms and conditions set forth herein and in the Plan, and thereby provide additional incentive for the Consultant to promote the progress and success of the business of the Company and its Subsidiaries.

B.Schedule A hereto sets forth certain significant details of the Restricted Share Unit grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided in the Plan or on Schedule A.

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

AGREEMENT

1.Grant of Restricted Share Units. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, which is incorporated herein by reference, the Company hereby grants to the Consultant such number of Restricted Share Units as is set forth on Schedule A (the “Restricted Share Units”). Subject to the terms and conditions of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern.
2.Vesting Period. The vesting period of the Restricted Share Units (the “Vesting Period”) begins on January 1, 2021 and continues until such Vesting Dates as set forth on Schedule A. On the first Vesting Date following the date of this Award Agreement and each Vesting Date thereafter, the number of Restricted Share Units equal to the Vesting Amount shall become vested, subject to earlier forfeiture as provided in this Award Agreement. To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this paragraph, the provisions of Schedule A will govern.
3.Forfeiture. Except as otherwise provided in any consulting or other services agreement between the Consultant and the Company or its affiliate, upon the

Consultant’s Disability or death, or if the Company or its affiliate terminates the services of the Consultant without Cause, all outstanding unvested Restricted Share Units shall vest and become non-forfeitable. If the services of the Consultant to the Company terminate for any reason other than as described in the preceding sentence, any outstanding unvested Restricted Share Units as of the date of such termination shall be forfeited, and no Shares shall be issuable with respect to such forfeited Restricted Share Units.
4.Restrictions. Subject to any exceptions set forth in this Award Agreement or the Plan, until such time as the Restricted Share Units are settled in accordance with Section 5, none of the Restricted Share Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”). Any attempted Transfer shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Restricted Share Units as a result of any such Transfer and shall otherwise refuse to recognize any such Transfer.
5.Issuance of Shares; Certificates. As soon as practicable upon or following each Vesting Date but in no event later than 60 days following the applicable Vesting Date, the Company shall deliver to the Consultant (or, if applicable, to the Consultant’s legal representatives, beneficiaries or heirs) a certificate or electronic confirmation of ownership, as applicable, for the number of Shares represented by the Restricted Share Units which have vested on such Vesting Date, subject to the terms and provisions of the Plan and this Award Agreement. If the services of the Consultant are terminated by reason of the Consultant’s Disability or death or by the Company or its affiliate (or a successor thereof) without Cause, issuance of the Shares shall be made on or within sixty (60) days following such termination of service. No fractional Shares shall be issued under this Award Agreement. The Consultant agrees that any resale of Shares received upon the expiration of the applicable Vesting Period shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

6.For purposes of this Award Agreement, the following terms will have the meaning given to them by any consulting or other agreement between the Consultant and the Company, and if there is no such agreement, the meanings below:

“Cause” means the Consultant’s: (a) conviction of, or plea of guilty or nolo contendere to, a felony, (b) willful and continued failure to use reasonable best efforts to substantially perform his duties (other than such failure resulting from the Consultant’s incapacity due to physical or mental illness) that the Consultant fails to remedy within 30 days after written notice is delivered by the Company to the Consultant that specifically identifies in reasonable detail the manner in which the Company believes the Consultant has not used reasonable efforts to perform in all material respects his duties hereunder, or (c) willful misconduct (including, but not limited to, a willful breach of the provisions of any agreement with the Company with respect to confidentiality, ownership of documents, non-competition or non-solicitation) that is materially economically injurious to the

Company or its affiliates. For purposes of this paragraph, no act, or failure to act, by the Consultant will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

“Disability” means if, as a result of the Consultant’s incapacity due to physical or mental illness, the Consultant shall have been substantially unable to perform his duties for a continuous period of 180 days, and within 30 days after written notice of termination is given after such 180-day period, the Consultant shall not have returned to the substantial performance of his duties on a full-time basis, the service of the Consultant is terminated by the Company.

7.Dividend Equivalent Rights. The Consultant shall be entitled to receive, upon the Company’s payment of a dividend on its outstanding Shares, a dividend equivalent payment for each Restricted Share Unit held as of the record date for such dividend equal to the per-share dividend paid on the Shares, which dividend equivalent payment shall be made to the Consultant on or within 60 days of the record date for such dividend.
8.Rights as Shareholder. Neither the Consultant nor any person claiming under or through the Consultant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Consultant. After such issuance, recordation and delivery, the Consultant will have all the rights of a shareholder of the Company including with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.Section 409A. It is the Company’s intent that the Restricted Share Units be exempt from, or comply with, the requirements of Section 409A, and that the Award Agreement be administered and interpreted accordingly. If and to the extent that the Restricted Share Units are determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and become vested by reason of the Employee’s termination of employment, then (a) payment for the Restricted Share Units shall be provided to the Employee only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Employee is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment shall not be made or provided before the date that is six months after the date of the Employee’s separation from service (or the Employee’s earlier death) if such a delay is necessary to avoid the imposition of excise taxes under Section 409A.
10.Notice. Any notice to be given to the Company shall be addressed to the General Counsel, JBG SMITH Properties, 4747 Bethesda Avenue, Bethesda, Maryland 20814, and any notice to be given the Consultant shall be addressed to the Consultant at the Consultant’s address as it appears in the records of the Company, or at such other address as the Company or the Consultant may hereafter designate in writing to the other.
11.Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.
12.Successors and Assigns. This Award Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Consultant by will or the laws of descent and distribution, but this Award Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Consultant.
13.Severability. If, for any reason, any provision of this Award Agreement is held invalid, such invalidity shall not affect any other provision of this Award Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Award Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Award Agreement, shall to the full extent consistent with law continue in full force and effect.
14.Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Award Agreement.
15.Counterparts. This Award Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
16.Amendment; Modification. This Award Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Consultant acknowledges that the Plan may be amended or discontinued in accordance with the provisions thereof and that this Award Agreement may be amended or canceled by the Administrator, on behalf of the Company, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Consultant’s rights under this Award Agreement without the Consultant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Award Agreement. The failure of the Consultant or the Company to insist upon strict compliance with any provision of this Award Agreement, or to assert any right the Consultant or the Company, respectively, may have under this Award Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Award Agreement.
17.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any consulting, advisor, services, change in control or other agreement or arrangement to which the Consultant is a party which specifically refers to the Restricted Share Units or to the treatment of compensatory equity held by the Consultant generally, this Award Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
18.Data Privacy Consent. In order to administer the Plan and this Award Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to

Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Award Agreement, the Consultant (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Consultant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Award Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
19.Electronic Delivery of Documents. By accepting this Award Agreement, the Consultant (i) consents to the electronic delivery of this Award Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s shareholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Consultant by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.
20.Acknowledgement. The Consultant hereby acknowledges and agrees that this Award Agreement and the Restricted Share Units issued hereunder shall constitute satisfaction in full of all obligations of the Company, if any, to grant to the Consultant Restricted Share Units pursuant to the terms of any written consulting or advisor agreement or other written description of the Consultant’s services to the Company executed prior to or coincident with the date hereof.

[signature page follows]

IN WITNESS WHEREOF, this Restricted Share Unit Agreement has been executed by the parties hereto as of the date and year first above written.

JBG SMITH Properties

By:
	Name:	Steven Museles
	Title:	Chief Legal Officer and Secretary

CONSULTANT

Name:
Consultant Name

SCHEDULE A TO RESTRICTED SHARE UNIT AGREEMENT

(Terms being defined are in quotation marks.)

Date of Restricted Share Unit Agreement:	February [ ], 2021
Name of Consultant:	Consultant Name
Number of Restricted Share Units Subject to Grant:	# Units
“Grant Date”:	February [ ], 2021
“Vesting Amount”:	[Insert 25% of the total number of Restricted Share Units subject to grant.]
“Vesting Date” (or if such date is not a business day, on the next succeeding business day):	January 1, 2022, January 1, 2023, January 1, 2024, January 1, 2025